SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

March 1, 2004

MOBILEPRO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation)	002-97869-D (Commission File Number )	87-0419571 (IRS Employer Identification No.)

6701 Democracy Blvd., Suite 300 Bethesda, MD 20817

(Address of principal executive offices) (Zip Code)

(301) 315-9040

(Registrant’s telephone number)

Item 2. Acquisition or Disposition of Assets.

     On March 1, 2004, our subsidiary, DFW Internet Services, Inc. (d/b/a Nationwide Internet) (“DFW”), completed an acquisition of Internet Express, Inc. (d/b/a EXP Internet Services) (“EXP”), an internet service provider based in southeast Texas. We paid $650,000 of consideration, consisting of $350,000 in cash and $300,000 in promissory notes issued to the shareholders of EXP. As a result of the acquisition, we acquired certain plant, equipment or other physical property that EXP used in its business and we intend to continue such use.

     A copy of the press release announcing the completion of the acquisition is attached as an exhibit under Item 7(c) of this report.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of acquired businesses.

     The financial statements of EXP required by this item are attached as Exhibit 99.3 and incorporated herein by this reference.

(b) Pro forma financial information

     The pro forma financial information required by this item for the transaction described in the Report is attached as Exhibit 99.4 and incorporated herein by this reference.

(c) Exhibits Furnished.

99.1	Agreement and Plan of Merger, dated as of March 1, 2004.
99.2	Press Release, dated March 2, 2004.
99.3	Financial Statements of EXP.
99.4	Pro forma financial information.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By: /s/ Jay O. Wright

Jay O. Wright
President and Chief Executive Officer
MOBILEPRO CORP.

Date: April 29, 2004